UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

AMESITE INC.

(Name of registrant in its charter)

Delaware	000-55804	82-1433756
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

607 Shelby Street

Suite 700 PMB 214

Detroit, MI 48226

(Address of principal executive offices)

(734) 876-8130

(Registrant’s telephone number)

205 East Washington Street, Suite B

Ann Arbor, MI 48104

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2020, Amesite Inc. (the “Company”), on May 6, 2020, entered into note purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) in connection with the offering and sale of unsecured convertible promissory notes (the “Notes”) with an aggregate principal amount of $1,087,500, before deducting referral fees payable to a FINRA-registered broker/dealer and other offering expenses in connection with the closing of a private placement offering.

On May 22, 2020, the Company consummated a final closing (the “Final Closing”) and entered into Purchase Agreements with additional accredited investors, pursuant to which the Company sold additional unsecured convertible promissory notes (the “Notes”) with an aggregate principal amount of $830,000, before deducting referral fees payable to a FINRA-registered broker/dealer and other offering expenses in connection with the closing of a private placement offering.

The Notes, and the common stock issuable upon conversion thereof, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, as provided by Section 4(a)(2) thereof and Regulation D (Rule 506) thereunder.

As a result of the Final Closing, the Company has to date sold Notes with an aggregate principal amount of $2,182,500 before deducting placement agent and other offering expenses.

The full text and form of the Purchase Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K with the SEC on May 14, 2020, is hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 1, 2020, upon approval of the Compensation Committee of the Company’s board of directors, the Company entered into an Executive Agreement with Ann Marie Sastry, Ph.D. regarding her continued service as its Chief Executive Officer (the “Sastry Employment Agreement”). This agreement replaces and supersedes Dr. Sastry’s previous Employment Agreement, dated April 27, 2018. Pursuant to the terms of the Sastry Employment Agreement, Dr. Sastry is entitled to a $350,000 base salary (the “Base Salary”) to be paid in accordance with the Company’s regularly established payroll practice, and is subject to increase to $550,000 per year upon completion of an initial public offering of the Company’s securities. Additionally, Dr. Sastry received 525,000 options to purchase the Company’s common stock, and is entitled to receive additional grants of options each successive year she serves as Chief Executive Officer based on her Base Salary. Dr. Sastry is also eligible to receive other customary benefits offered by the Company to its senior executives and directors, including paid time off, health insurance, and other benefits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Agreement, dated June 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: June 9, 2020	By:	/s/ Ann Marie Sastry, Ph.D
Ann Marie Sastry, Ph.D Chief Executive Officer